UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  August 13, 2007

GAINSCO, INC.

(Exact Name of Registrant as Specified in Charter)

Texas	001-09828	75-1617013
(State or Other Jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification No.)

3333 Lee Parkway, Suite 1200, Dallas, Texas		75219
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code:  (972) 629-4301

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1—Registrant’s Business and Operations

Item 1.01               Entry into a Material Definitive Agreement.

On August 13, 2007 GAINSCO, Inc. (the “Company”) and its indirect wholly-owned subsidiary, MGA Insurance Company, Inc. (“MGA Insurance”) entered into a Stock Purchase Agreement (the “ Stock Purchase Agreement”) with Montpelier Re U. S. Holdings Ltd. (“Montpelier U. S.”) pursuant to which the Company is to sell all of the capital stock of its wholly-owned subsidiary, General Agents Insurance Company of America, Inc.  (“General Agents”) to Montpelier U. S.

The Stock Purchase Agreement provides for a purchase price of $4.75 million, subject to possible adjustments, plus the statutory capital and surplus of General Agents as of the closing date. General Agents is an admitted insurer in Oklahoma and is qualified as an Excess and Surplus lines insurer in 37 other jurisdictions. The consummation of the transaction is subject to required regulatory approvals and customary closing conditions and is currently expected to occur during the fourth quarter of 2007.

The Stock Purchase Agreement contemplates that a series of agreements is to be entered into and a series of transactions is to be consummated in connection with the closing. In such transactions, General Agents, which currently owns all of the issued and outstanding stock of MGA Insurance, is to transfer its ownership of MGA Insurance to the Company, and MGA Insurance is to enter into several other agreements (the “Ancillary Agreements”), including but not limited to a 100% Quota Share Reinsurance Agreement and a Liability Assumption Agreement. Pursuant to the Stock Purchase Agreement and the Ancillary Agreements, MGA Insurance is to assume all direct obligations of General Agents and indemnify General Agents against other liabilities existing prior to closing. MGA Insurance is also to enter into a Reinsurance Trust Agreement whereby its obligations under the 100% Quota Share Reinsurance Agreement will be secured by investments acceptable for this purpose under applicable Oklahoma insurance laws.

In addition to the foregoing, the Company is to enter into a Guaranty Agreement whereby it would guarantee the obligations of MGA Insurance as set forth in the Ancillary Agreements.

Following the closing, MGA Insurance would manage the continued, orderly disposition of the Company’s runoff business, and the Company’s ongoing nonstandard personal automobile business would continue to be written through MGA Insurance.

This summary of the Stock Purchase Agreement is not a complete description of the terms thereof and is qualified in its entirety by the text of the Stock Purchase Agreement, a copy of which is filed as Exhibit 10.29 to this Report.

Section 2 – Financial Information

Item 2.02               Results of Operations and Financial Condition.

On August 13, 2007, the registrant announced its financial results for the quarter ended June 30, 2007 by issuing a press release.  The full text of the press release issued in connection with the announcement is attached hereto as Exhibit No. 99.1.  This information being furnished under this Item 2.02 and Exhibit 99.1 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.  The press release contains, and may implicate, forward-looking statements regarding the registrant and includes cautionary statements identifying important factors that could cause actual results to differ materially from those anticipated.

Item 9.01	Financial Statements and Exhibits.

(a)	Not applicable.

(b)	Not applicable.

(c)	Not applicable.

(d)	Exhibits.

	10.29	Stock Purchase Agreement by and between GAINSCO, INC., MGA Insurance Company, Inc. and Montpelier Re U. S. Holdings Ltd. dated August 13, 2007.

	99.1	Press Release issued by GAINSCO, INC. on August 13, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GAINSCO, INC.

/s/ Glenn W. Anderson
Glenn W. Anderson, President and
Chief Executive Officer

DATED: August 16, 2007